UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

PA	001-39680	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Square

Lancaster, PA 17602

(Address of principal executive offices) (Zip Code)

(717) 291-2411

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2021, Fulton Financial Corporation (“Fulton”) and Fiserv Solutions, LLC (“Fiserv”), executed an Amendment to Agreement (the “Amendment”) to the Master Agreement dated July 11, 2016 between Fulton and Fiserv (the “Master Agreement”). Under the Amendment, the general term of the Master Agreement was extended from December 31, 2023 to March 31, 2027. Under the Amendment, the Master Agreement remains subject to early termination of all, or a portion, of the Master Agreement by either Fulton or Fiserv. Except upon certain events of default by Fiserv or Fiserv’s bankruptcy or insolvency, termination of all or a portion of the Master Agreement by Fulton requires the payment of a termination fee by Fulton to Fiserv. Upon expiration of the renewal term, or any subsequent renewal term, the term of the Master Agreement will automatically renew as provided for in the Master Agreement, unless either Fulton or Fiserv provides timely notice of non-renewal.

The foregoing brief descriptions of the Amendment and the Master Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Master Agreement previously filed as Exhibit 10.1 to Fulton’s Form 10-Q for the quarter ended September 30, 2016, and the Amendment, which will be filed as an exhibit to Fulton’s Form 10-K for the year ending December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fulton Financial Corporation

Date: December 22, 2021	By:	/s/ Daniel R. Stolzer
	Name:	Daniel R. Stolzer
	Title:	Senior Executive Vice President and Chief Legal Officer